EXHIBIT 10.1
                             ------------

                AMENDMENT TO AGREEMENT DATED FEBRUARY 19, 1998


July 29, 2003

Mr. John P. Galvani
18 Oakwood Court
Framingham, MA  01701

Dear John:

     Reference is made to your change in control agreement with the undersigned Bank dated February 19, 1998 (the "Agreement").

     In order in induce you to remain in the employ of the Bank and to continue to perform your duties as an officer of the Bank in a manner which is, in your judgment, in the best interest of the Bank, the Bank hereby agrees to increase the severance benefits provided in the Agreement from an amount equal to your annual base compensation for 12 months to 1.5 times such amount by amending the first section of sentence 2(a) to read in its entirety as follows:

     "(a) If, within twenty-four (24) months after a Change in Control shall have occurred, your employment by the Bank shall be terminated by Bank other than for (i) Cause, (ii) Death, (iii) Disability or (iv) Retirement, or you shall terminate your employment by Resignation for Good Reason, then the Bank shall pay you within five days after the date of termination an amount equal to 1.5 times your annual base compensation paid to you by the Bank and includible in your taxable income for the 12 months preceding the Change in Control. In addition, the Bank shall provide the same health insurance coverage for you and your family, at the same cost, for eighteen
     (18) months after the termination of your employment that the Bank, or its successor, provides for its senior officers...."

     All of the terms and provisions of the Agreement shall continue in full force and effect.

     Kindly indicate your concurrence of the foregoing by signing the enclosed copy of this letter.

                                     COMMUNITY NATIONAL BANK


                                     /s/ I. George Gould
                                     -----------------------
                                     I. George Gould
                                     Chairman, Personnel Committee


                                    /s/ Dennis Murphy
                                    ------------------------
                                    Dennis Murphy, Personnel
                                    Committee and Chairman of the
                                    Board of Directors


                                    /s/ David W. Webster
                                    ------------------------
                                    Personnel Committee


AGREED AND ACCEPTED


/s/ John Galvani
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John Galvani